                                 EXHIBIT 23.5

       [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION]


                                   CONSENT OF
               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


    We hereby consent to (i) the inclusion of our opinion letter, dated March 7, 2000, to the Board of Directors of Apex Inc ("Apex") as Annex B to the joint proxy statement/prospectus of Apex and Cybex Computer Products Corporation ("Cybex") relating to the mergers of Apex and Cybex with and into two separate wholly-owned subsidiaries of Aegean Sea Inc. and (ii) all references to Donaldson, Lufkin & Jenrette in the section captioned "THE MERGERS--Opinion of Apex's financial advisor" of the joint proxy statement/prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION


                                       By: /s/ Joel Cohen
                                           -----------------------------------
                                           Joel Cohen
                                           Managing Director


New York, New York
March 31, 2000